[letterhead of P & G]                        Jeffrey D. Weedman
                                             Vice President-External Business
                                             Development and Global Licensing

                                             1 P & G Plaza
                                             Cincinnati, Ohio 45202-3315
                                             Tel 513 983 1921/fax 513 982 0911
                         June 27, 2002


Cyclopss Corporation
7105 Highland Drive, Suite 102
Salt Lake City, Utah 84121
Attn:  William R. Stoddard

     Re:  Notice of Default and Demand for Immediate Repayment

Dear Mr. Stoddard:

     Please be advised that Cyclopss Corporation ("Cyclopss" or the "Company") is in default of the terms and conditions of the following agreements by and between Cyclopss and The Procter & Gamble Company ("P&G"): the Amended Note, the Amended Security Agreement and the Amended Loan Agreement, each of which are defined and described in detail below. The events of default as of the date of this notice include, but are not limited to, the following: (1) Cyclopss' financial statements as of February 28, 2002 indicate the Company is insolvent in violation of Section 8(f) of the Amended Loan Agreement; (2) in correspondence from Mr. William Stoddard received by Jeffrey D. Weedman of P&G on June 25, 2002, Mr. Stoddard stated that the Company has exhausted its financial resources and the "Comapany (sic) is in default under the terms of the loan, note and security agreement with The Procter & Gamble Company," which admission is an event of default under Section 8(f) of the Amended Loan Agreement; and (3) Cyclopss has failed to maintain liquid assets of at least $100,000 in violation of Sections 4(m) and 8(e) of the Amended Loan Agreement.


     Pursuant to Section 6 of the Amended Note and Section 9(a) of the Amended Loan Agreement, the entire unpaid principal balance under the Amended Note of Five Hundred Seventy Five Thousand and 00/100 Dollars ($575,000.00) together with all accrued and unpaid interest (which amount calculated and set forth in Exhibit A attached hereto) is immediately due and payable. Cyclopss should remit payment to the following address: The Procter & Gamble Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202, Attn: Jeffrey D. Weedman. In the event Cyclopss fails to remit payment in full to P&G on or before 5:00 p.m. (EDT) on July 2, 2002, P&G may avail itself of all remedies available to it pursuant to the Second Amended Note, the Amended Security Agreement and the Amended Loan Agreement.

     P&G made a loan in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00) to Cyclopss on or about February 2, 2000 (the "Loan"). The Loan was evidenced by that certain Convertible Promissory Note with Cognovit Provision in the principal amount of One Million and 00/100 Dollars ($1,000,000.00) dated February 2, 2000 (the "Note"). In addition to the Note, P&G and Cyclopss are parties to following agreements, each of which was executed in connection with the Note: that certain Security Agreement dated February 2, 2000 (the "Security Agreement"); that certain Loan Agreement dated February 2, 2000 (the "Loan Agreement"); that certain Security Interest in Patent Rights dated February 7, 2000 (the "Patent Security Agreement"); and UCC-1 Financing Statements filed with the State of Utah.

     On or about February 9, 2001, P&G and Cyclopps entered that certain Extension, Conversion and Amendment Agreement (the "Extension Agreement") whereby the parties agreed to, among other things, convert a portion of the principal outstanding under the Note into an equity investment with a corresponding reduction in the principal amount of the Note and extend the maturity date of the Note until February 28, 2002. Consistent with the Extension Agreement, Cyclopps executed the following agreements: that certain amended and restated Convertible Promissory Note with Cognovit Provision in the principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) dated February 28, 2001 (the "Amended Note"); that certain First Amendment to Loan Agreement (the "First Amended Loan Agreement"); and that certain Amendment to Security Agreement (the "First Amended Security Agreement").

     Effective as of February 28, 2002, P&G and Cyclopps entered into that certain Second Extension, Conversion and Amendment Agreement (the "Amended Extension Agreement") whereby the parties agreed to, among other things, extend the February 28, 2002 maturity date until August 28, 2003 and capitalize the accrued interest thereby increasing the principal amount owed by Cyclopss to $575,000. In conjunction with the Amended Extension Agreement, Cyclopps executed the following agreements: that certain amended and restated Convertible Promissory Note with Cognovit Provision in the principal amount of Five Hundred Seventy Five Thousand and 00/100 Dollars ($575,000.00) dated February 28, 2002 (the "Second Amended Note"); that certain Second Amendment to Loan Agreement (the "Second Amended Loan Agreement") (together with the Second Amended Loan Agreement, the Loan Agreement and the First Amended Loan Agreement are collectively referred to as the "Amended Loan Agreement"); and that certain Second Amendment to Security Agreement (the "Second Amended Security Agreement") (together with the Second Amended Security Agreement, the Security Agreement and the First Amended Security Agreement are collectively referred to as the "Amended Security Agreement").

     As noted at the outset, Cyclopss is in default of the terms and conditions of the Second Amended Note, the Amended Loan Agreement and the Amended Security Agreement. The events of default include, but are not limited to, the insolvency of Cyclopss, the admission of Mr. Stoddard of the Company's inability to pay debts as they mature and Cyclopss' failure to maintain liquid assets of at least $100,000.

     On June 13, 2002, Cyclopss filed its Form 10-KSB with the Securities and Exchange Commission (the "SEC") for the year ended February 28, 2002. In its 10-KSB filing with the SEC, Cyclopss' consolidated balance sheet as of February 28, 2002 reflected stockholders' deficit of $937,358. Each of the Second Amended Note, the Amended Loan Agreement and the Amended Security Agreement provide that it is an event of default if Cyclopss' "consolidated financial statement indicates an insolvency or deficit net worth." See
Section 8(f) of the Amended Loan Agreement. In addition, Mr. Stoddard's correspondence of June 25 is an event of default as it constitutes an admission "in writing that [Cyclopss] is unable to pay its debts as they
mature."   See Section 8(f) of the Amended Loan Agreement.  Finally, the
February 28, 2002 balance sheet reflected a balance of cash and liquid resources of $73,102. Section 4(m) of the Amended Loan Agreement requires Cyclopss to "maintain liquid assets in the form of cash or marketable securities in the form of cash or marketable securities in an amount not less than $100,000 at all times after the Loan is fully disbursed by P&G."

      Pursuant to the rights of P&G under the Amended Note and Amended Loan, the entire unpaid principal balance under the Amended Note together with all accrued and unpaid interest is immediately due and payable. In the event Cyclopss fails to remit payment in full to P&G on or before 5:00 p.m. (EDT) on July 2, 2002, P&G may avail itself of all remedies available to it pursuant to the Amended Security Agreement and Amended Loan Agreement.

     Questions related to this demand for payment should be directed to Marco Kerschen, Esq. at the address set forth above.

                              Respectfully,



                         /s/Jeffery D. Weedman
                              Jeffery D.  Weedman


cc: A. O. "Bud" Headman, Esq. (Cohne, Rappaport & Segal), Marco Kerschen, Esq. (P&G)

                           Exhibit A
             Accrued & Unpaid Interest Calculations

Loan Amount and Interest Calculations as defined by Second Extension, Conversion and Amendment Agreement effective as of February 28, 2002.

Loan Principle, Period and Rate of Interest:
Principle Loan Amount:  $ 575,000.00
Beginning Date of Interest Charges: March 1, 2002
Rate of Interest: 20% per annum compounded annually.

Interest Calculations   As of July 2, 2002:

Interest period days through end June, 2002       122 days
Interest period days in July                        2 days
Total interest period                             124 days

Accrued & Unpaid Interest:

(Principle Amount) X (Annualized Interest Period) X (Interest Rate per Annum)

   $ 575,000.00    X        (124/365 days)        X           0.20

=  $ 39,068.49
   ===========

Total Amount Due and payable as of July 2, 2002

(Principle Amount)  +    (Accrued & Unpaid Interest)

  $ 575,00.00       +      $ 39,068.49       +    $ 614,068.49
                                                  ============